EXHIBIT 23.2
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Form 10-K of Travel Services International, Inc. of our report dated April 17, 1998 (except Note 6, as to which the date is June 1, 1998), with respect to the financial statements of Lexington Services Associates, Ltd. for the year ended December 31, 1997, included in the Registration Statement (Form S-1 No. 333-56567) of Travel Services International, Inc. filed with the Securities and Exchange Commission.

                                           Ernst & Young LLP
Dallas, Texas
March 30, 1999